Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-58127 and 333-125004) of Telephone and Data Systems, Inc. and (No. 333-42366) of United States Cellular Corporation on Form S-8 of our report dated June 22, 2010 relating to the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2009.

Deerfield, Illinois

June 22, 2010

McGladrey & Pullen, LLP is a member firm of RSM International —

an affiliation of separate and independent legal entities.